EXHIBIT(A)(1)(I)

****************************************************



If you are eligible to participate in the recently announced Employee Stock Option Exchange Program, you are invited to view a WebEx session containing information about the program.

Please find below the schedule and dial-in information for the WebEx sessions. There is no advance registration required.

BROADCAST VIA WEB SESSION


All LOCATIONS      DATE            TIME                               CLASS
-------------      ----            ----                               -----

LIVE WEB SESSION   ________        _____ p.m. - ____ p.m. PT          Stock Option Exchange Program

                   __/__/2003                                         Please use headset or office when
                                                                      dialing in, and put phone on "mute"

PRE-RECORDED       6/___ -          Instructions will be emailed      Stock Option Exchange Program
                   6/____/03        after 6/___ for online access     Communication Meeting Via Web Session.

WEB SESSION



>DIAL IN INSTRUCTIONS: Go to Skyworks Web Ex home page
(https://skyworksinc.webex.com) and select "HR ALL HANDS 6-_______-03" session for the date you choose. Session # _________________, Password is:
_________________ >AUDIO: Conference America Dial: 1-877-_________________, and
enter Access Code: _________________


If you have any questions, please contact stock administration at 781-376-3260.